                                  EXHIBIT 10(i)


                  Specimen Option agreement for Ott/Alles/Dalio

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

This Executive Employment Agreement ("Agreement") is made and effective _________, by and between Computerized Thermal Imaging, Inc., a Nevada Corporation ("Company") and __________ ("Executive").

NOW, THEREFORE, the parties hereto agree as follows:

1) EMPLOYMENT.
   ----------
Company hereby agrees to initially employ Executive as its ___________ and Executive hereby accepts such employment in accordance with the terms of this Agreement and the terms of employment applicable to regular employees of Company. In the event of any conflict or ambiguity between the terms of this Agreement and terms of employment applicable to regular employees, the terms of this Agreement shall control.

2) DUTIES OF EXECUTIVE.
   -------------------
The duties of Executive shall include the performance of all of the duties typical of the office held by Executive as described in the bylaws of the Company and such other duties and projects as may be assigned by a senior officer or the board of directors of the Company. Executive shall devote his entire productive time, ability and attention to the business of the Company and shall perform all duties in a professional, ethical and businesslike manner. Executive will not, during the term of this Agreement, directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, advisor, or in any other capacity, either with or without compensation, without the prior written consent of Company. In addition to the duties described herein. Executive is also specifically authorized and directed to: 1) develop and implement the Company's strategy for utilizing third party technology and manufacturing partners; 2) support advancement of the Company's corporate infrastructure; and 3) prepare for and implement marketing the Company's Breast Thermal Imaging and related products.

3) COMPENSATION.
   ------------
         Executive will be paid compensation during this Agreement as follows:

         a) A base salary of ___________ per year, payable in installments according to the Company's regular payroll schedule. The base salary shall be adjusted at the end of each year of employment at the discretion of the board of directors.

         b) Additional consideration, (subject to Section 3 below) in the form of nonqualified "Common Stock Options" of the Company, entitling the Executive to purchase ___________ shares of common stock of the Company such options to vest as follows:

         o ___________ upon signing of this Agreement.
         o ___________ on first anniversary date of Executive's employment.
         o ___________ on second  anniversary  date of Executive's  employment.
         o ___________ on third  anniversary date of Executive's employment.

3) Common Stock Options to be granted to Executive pursuant to this Agreement shall be granted subject to an affirmative vote of the Company's shareholders at its scheduled shareholder meeting on June 27, 2000 to increase the authorized common stock of the Company sufficient to provide that common shares underlying the Common Stock Option shall be fully authorized and legal shares of the Company. If an affirmative shareholder vote is not obtained, then Company and Executive shall determine an alternative means of compensation Executive, such means to be determined through good faith negotiations between Company and Executive.

4) Common Stock Options granted to Executive and vested pursuant to paragraph 2 above shall be exercisable at a price of $___________ per common share for a period commencing May 8, 2000 and ending 15 days following termination of Executive's employment with the Company.

5) Each party hereto agrees that the Common Stock Options granted hereunder, and shares underlying such options, shall not be registered under the 1933 Act and the Company shall be under no obligation whatsoever to register the Common Stock Options or the common stock underlying the exercise of such Common Stock Options. Notwithstanding, the Company hereby grants the Executive "piggy-back" rights with respect to common shares underlying Common Stock Options and agrees to include, at the Company's expense, such underlying shares in a registration statement to be filed with the Securities and Exchange Commission following approval of such shares as provided for in Section 3. Executive shall have no rights to determine when such registration statement shall be filed or become effective.

6) Executive, the holder of the Common Stock Options, by acceptance hereof, agrees that the common stock to be issued upon exercise of such Common Stock Options, are being acquired for investment and that such holder will not offer, sell or otherwise dispose of any common stock to be issued upon exercise thereof except under circumstances that will not result in a violation of the 1933 Act or any applicable state Blue Sky law. All common stock issued upon exercise of the Common Stock Options, or part thereof, (unless registered under the 1933
Act) shall bear a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED"

7) With respect to any offer, sale or other disposition of any Common Stock Options or any shares of common stock acquired pursuant to the exercise of the Common Stock Options, or any part thereof, prior to registration of such shares, the holder hereof and each subsequent holder, agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification of such options of common stock under the 1933 Act or any applicable state Blue Sky law then in effect, and indicating whether or not under any of said laws certificates for such options or common stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance therewith. Upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company shall notify such holder that such holder can sell or otherwise dispose of such options or common stock, all in accordance with the terms of the notice delivered to the Company, a copy of which is attached hereto as Exhibit A. If a determination has been made pursuant to this section 5 that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made.

8) BENEFITS.
   --------
A. Holidays. Executive will be entitled to nine (9) paid holidays each calendar year and three (3) personal days. Company will notify Executive on or about the beginning of each calendar year with respect to the holiday schedule for the coming year. Personal holidays, if any, will be scheduled in advance subject to requirements of Company. Such holidays must be taken during the calendar year and cannot be carried forward into the next year.

B. VACATION. Executive shall be entitled to fifteen (15) paid vacation days each year of employment.

C. SICK LEAVE. Executive shall be entitled to sick leave and emergency leave according to the regular policies and procedures of Company. Additional sick leave or emergency leave over and above paid leave provided by the Company, if any, shall be unpaid and shall be granted at the discretion of the board of directors.

D. MEDICAL INSURANCE. Company agrees to include Executive in the group medical and hospital plan of Company, if any. Alternatively, if the Company does not maintain such a plan, the Company shall reimburse Executive for premiums reasonably incurred to provide Executive with medical insurance for Executive and Executive's immediate dependents.

E. EXPENSE REIMBURSEMENT. Executive shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by Executive in the performance of Executive's duties. Executive will maintain records and written receipts as required by the Company policy and reasonably requested by the board of directors to substantiate such expenses.

9) TERM AND TERMINATION.A. The Term of this Agreement shall commence on May 8, 2000 and shall continue in effect for a period of three (3) years. Thereafter, the Agreement may, in the Company's sole discretion, be renewed upon the mutual agreement of Executive and Company

B. This Agreement and Executive's employment may be terminated by Company at its discretion at any time. In the event of such a "discretionary termination," and provided such termination is not pursuant to paragraphs C or D, below, all Common Stock Options granted to the date of discretionary termination, and all Common Stock Option that would, with the lapse of time, be granted to Executive if such discretionary termination had not occurred, shall immediately vest and become exercisable by Executive. A decrease in title, responsibilities or compensation shall, for purposes of this Agreement, be considered a discretionary termination of Executive.

C. This Agreement may be terminated by Executive at Executive's discretion by providing at least thirty (30) days prior written notice to Company. In the event of termination by Executive pursuant to this subsection, Company may immediately relieve Executive of all duties and immediately terminate this Agreement and any agreements related hereto, provided that Company shall pay Executive at the then applicable base salary rate to the termination date included in Executive's original termination notice.

D. In the event that Executive is in breach of any material obligation owed Company in this Agreement, habitually neglects or is incompetent of the duties to be performed under this Agreement and such neglect or incompetence is not remedied for a period of six months following written notification of such neglect or incompetence, engages in any conduct which is dishonest, damages the reputation or standing of the Company, or is convicted of any criminal act or engages in any act of moral turpitude, then Company may terminate this Agreement upon five (5) days notice to Executive, In event of termination of the agreement pursuant to this subsection. Executive shall be paid only at the then applicable base salary rate up to and including the date of termination. Executive shall not be paid any incentive salary payments or other compensation, prorated or otherwise.

E. In the event Company is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, or there is a material change in its senior management, this Agreement shall not be terminated and Company agrees to use its best efforts to ensure that the transferee, surviving company or new management is bound by the provisions of this Agreement.

F. In the event Company declares bankruptcy, dissolves, liquidates or is otherwise declared insolvent (an "Event"), then all Common Stock Options granted, and which would, with the lapse of time, be granted to Executive if such Event had not occurred, shall vest and become exercisable by Executive 10 days prior to the occurrence of such Event.

10) NOTICES.
    -------
Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services;

If to Company:

         Computerized Thermal Imaging, Inc.
         476 Heritage Park Blvd., Suite 210
         Layton, UT 84041
         Attention: Kevin L. Packard

If to Executive:

         ---------------------------------------------------

11) FINAL AGREEMENT.
    ---------------
This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

12) GOVERNING LAW.
    -------------
This Agreement shall be construed and enforced in accordance with the laws of the state of Utah.

13) HEADINGS.
    --------
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

14) NO ASSIGNMENT.
    -------------
Neither this Agreement nor any or interest in this Agreement may be assigned by Executive without the prior express written approval of Company, which may be withheld by Company at Company's absolute discretion.

15) SEVERABILITY.
    ------------
If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

16) ARBITRATION.
    -----------
The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in Layton, Utah, or such other place as may be mutually agreed upon by the parties. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Computerized Thermal Imaging, Inc.


By: /s/ David B. Johnston
-----------------------------               ---------------------------
David B. Johnston                           Employee
Chief Executive Officer